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                        INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our report dated January 30, 2001, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust The Competitive Edge Best Ideas Portfolio Series 2001-1 (Registration Statement No. 333-50792), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
January 30, 2001